EXHIBIT 11

      INTER-REGIONAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED FINANCIAL STATEMENTS
       (Unaudited, in thousands, except per-share amounts)

                           Three Months Ended    Six Months Ended
                                June 30,             June 30,
(Unaudited, in thousands)     1996     1995      1996       1995
                          -------------------- ------------------

Primary earnings per share:
 Net earnings..............  $13,028    $8,636   $28,108  $14,199
                              ======     =====    ======  =======
Average number of common
 and common equivalent
 shares outstanding:
 Average common shares
  outstanding..............   12,125     8,098    12,103.   8,078
 Stock options.............      436       233       419      225
 Shares credited to Wealth
  Accumulation Plan
   participants.............      59         -        59        -
                              ------     -----    ------   ------

                              12,620     8,331    12,581    8,303
                              ======     =====    ======   ======
Primary earnings per share..   $1.03      $.69     $2.23    $1.14
                              ======     =====    ======   ======

Earnings per share assuming
full dilution:
 Net earnings..............  $13,028    $8,636   $28,108  $14,199
                              ======     =====    ======   ======
Average number of common
 and common equivalent
 shares outstanding:
 Average common shares
  outstanding..............   12,125     8,098    12,103    8,078
 Stock options.............      520       290       531      302
 Shares credited to Wealth
  Accumulation Plan
   participants............       59         -        59        -
                              ------     -----    ------   ------
                              12,704     8,388    12,693    8,380
                              ======     =====    ======   ======
Fully diluted earnings per
  share                        $1.03      $.69     $2.21    $1.13
                              ======     =====    ======   ======

